EX-10.1

                     EXCLUSIVE LICENSE AND SUPPLY AGREEMENT
                                  BY AND AMONG
              SURGICOUNT MEDICAL, INC. A CALIFORNIA CORPORATION AND
               A PLUS INTERNATIONAL, INC. A CALIFORNIA CORPORATION

                                      DATED
                                JANUARY 26, 2007

         This Exclusive License and Supply Agreement ("Agreement") is entered into this day by and between SurgiCount Medical, Inc., a California corporation with an office located at 27555 Ynez Road, Suite 330, Temecula, California 92591, ("SurgiCount"), and A Plus International, Inc., a California corporation with an office located at 5138 Eucalyptus Avenue, Chino, California 91710 ("A Plus").

         WHEREAS SurgiCount is the Owner of all right title and interest in United States Patent No. 5,031,824 and European Patent 1032911 ("Licensed Patent");

         WHEREAS SurgiCount plans to continue to market, distribute and sell gauze sponges, laparotomy sponges, O.R. towels, specialty sponges, and gowns which utilize machine-readable information to identify and account for the item ("Product") to its customers world-wide;

         WHEREAS SurgiCount does not have the capacity to manufacture its Product;

         WHEREAS pursuant to the Supply Agreement dated August 10, 2005 ("Supply Agreement"), A Plus has previously been engaged in the business of manufacturer of the Product to be marketed, distributed, and sold world-wide by SurgiCount;

         WHEREAS  A  Plus  desires  to  obtain   exclusive   license  rights  to
manufacture said Product; and

         WHEREAS to induce A Plus to commit the resources, forego other potential opportunities, and incur the expenses necessary to properly manufacture and distribute the Product, SurgiCount desires to grant A Plus an exclusive license to manufacture the Product.

         NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

SECTION 1. GRANT OF LICENSE. Upon the terms and conditions set forth herein and under the Licensed Patent during the term of this Agreement, and absent a material breach of this Agreement by A Plus, SurgiCount hereby grants to A Plus the exclusive, world-wide License to manufacture and import the Product produced under the Licensed Patent. A Plus is further granted the right to sublicense the Licensed Patent to the extent necessary to carry out this grant.

SECTION 2. SUPPLY OF PRODUCT; EXCLUSIVITY AND SOLE SOURCE. During the term of this Agreement, SurgiCount shall purchase exclusively from A Plus, and A Plus shall use its best efforts to supply to SurgiCount, all of SurgiCount's requirements for the Product. A Plus shall not manufacture, import


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or otherwise provide the Product for any party other than SurgiCount.  If A Plus fails to (i) provide SurgiCount with all its required supply of Product ordered pursuant to this Agreement or (ii) meet any mutually pre-determined criteria for pricing thresholds, quality standards or service levels, and such failure continues for more than thirty (30) days after written notice from SurgiCount to A Plus specifying the nature of the failure, then such failure shall not be considered a breach of this Agreement but will entitle SurgiCount to purchase Product from an alternative manufacturer. SurgiCount shall be entitled to purchase Product from an alternative manufacturer until such time as A Plus is able to cure the nature of the failure, to the reasonable satisfaction of SurgiCount.

SECTION 3. DEMAND PROJECTIONS / PRICE PROJECTIONS. Upon the execution of, and on each anniversary date of, this Agreement, SurgiCount shall provide A Plus with projections of the maximum/minimum levels of inventory of Product required by SurgiCount for the upcoming twelve (12) month period. Such projections shall be forecasted on a quarterly basis. SurgiCount shall be obligated to purchase the minimum level of inventory projected by SurgiCount on an annual basis before the end of such twelve-month period, and A Plus shall be obligated to maintain sufficient inventory of Product on hand at all times to satisfy at least the next sixty (60) days of SurgiCount's minimum Product projections. The pricing schedule of the Product for SurgiCount shall remain at its current price for the first three (3) years of this agreement, thereafter said price schedule shall be based upon the Cotlook Index and the RMB exchange rate, all as more specifically set forth in Exhibit A attached hereto.

SECTION 4.        SHIPMENT OF GOODS; TITLE AND RISK OF LOSS;  DEFECTIVE PRODUCT.
A Plus shall ship the Product to SurgiCount on such schedules and to such destinations as requested by SurgiCount, at A Plus's sole cost and expense, FOB Chino, California. Legal title and risk of loss with respect to Product furnished by A Plus hereunder shall pass to SurgiCount upon delivery of the Product by A Plus to Chino, California.

SECTION 5. INVOICE. A Plus shall invoice SurgiCount for Product upon delivery of Product according to the purchase orders of SurgiCount. Payment terms for SurgiCount are net 30 days from delivery of Product to SurgiCount or its customer or date of the invoice to SurgiCount; whichever is later. Payment shall be in United States Dollars and made in immediately available funds.

SECTION 6.        TERM AND TERMINATION.

                  (a) The Term of this Agreement shall be eight (8) years from the date it is executed by both parties (the "Term"). Either party may terminate this Agreement without cause at any time after expiration of the Term upon delivery of ninety (90) days prior written notice. If either party shall, at any time during the Term of this Agreement, materially breach any obligation hereunder and such breach shall not be cured within thirty (30) days after written notice from the non-breaching party specifying the nature of the breach, the non-breaching party may terminate this Agreement immediately upon expiration of such cure period.

                  (b) Should SurgiCount terminate this Agreement without cause prior to the expiration of the Term, or if it materially defaults upon any obligation set forth herein and remains in default for thirty (30) days after written notice from A Plus, including but not limited to


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SurgiCount's failure to timely make any payments to A Plus required herein, then
A Plus may, in addition to all other remedies it may have at either law or equity, take either of the following remedial actions, at the election of A
Plus:

                      (1)  Require  SurgiCount  to purchase  all Product that is
                           (i) in A Plus's inventory or the inventory of an A Plus supplier on the date of termination or default,
                           (ii) in transit to or from an A Plus facility on the date of termination or default, (iii) work in process at A Plus or an A Plus supplier on the date of termination or default, or (iv) on order from an A Plus supplier on the date of termination or default (collectively, the "Current A Plus Inventory"); or

                      (2) A Plus may sell the A Plus Inventory directly to SurgiCount's customers.

SECTION 7. NOTICES. Any notice required to be given hereunder shall be in writing (other than Purchase Orders or unless specifically provided to the contrary in this Agreement), addressed to each party at the last known address of its principal place of business, which at the time of execution of this Agreement is as follows:

         To SurgiCount:      SurgiCount Medical, Inc.
                             27555 Ynez Road, Suite 330
                             Temecula, California 92591
                             Attn: Rick Bertran, President

         To A Plus:          A Plus International Inc.
                             5138 Eucalyptus Avenue
                             Chino, California 91710
                             Attn: David Lee, Executive Vice President

Notices shall be deemed given when personally delivered or mailed certified mail, postage prepaid, return receipt requested, or consigned to a private overnight delivery service. A party may change its address to which notices are to be sent by written notice to A Plus, and such changed address shall be effective ten (10) days after the giving of notice thereof.

SECTION 8.        TIME  OF  THE  ESSENCE.   Time  is  of  the  essence  for  the
performance of all the obligations of the parties under this Agreement.

SECTION 9. HEADINGS; ENTIRE AGREEMENT. The headings of this Agreement are provided for convenience of reference only, and are not an integral part of this Agreement and shall not affect its construction or interpretation. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all previous understandings, agreements, negotiations, commitments, or any other writings or communications with respect to such matter, including the Supply Agreement. If any terms of any purchase order conflict with any term of this Agreement, this Agreement shall control. This Agreement may only be amended by written agreement of the parties.


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SECTION 10.       APPLICABLE LAW. This Agreement is made under,  governed by and shall be interpreted solely under the laws of the State of California, without regard to any choice of law provisions of the State of California.

SECTION 11. ASSIGNMENT, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. The rights and obligations of the parties under this Agreement shall benefit and be binding upon the successors and assigns of each party, including any entity with which said party may merge or consolidate or to which all or substantially all of its assets may be transferred. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

SECTION 12. RELATIONSHIP OF THE PARTIES. A Plus is only an independent contractor and supplier to SurgiCount. This Agreement does not in any manner or for any purpose create a partnership, joint venture, or employment relationship between the parties hereto.

SECTION 13.       INDEMNIFICATION.

         (a) BY SURGICOUNT. SurgiCount agrees to indemnify, defend, save and hold harmless A Plus from and against all losses, suits and claims that may
(i) arise due to SurgiCount's breach of this Agreement or (ii) arising from any claim of patent infringement upon the manufacture, use or sale of the Product. In such event, and in addition to payment of all losses, suits and claims, SurgiCount, at its own cost and expense, shall pay all reasonable charges of attorneys and all other costs and other expenses arising therefrom or incurred by A Plus in connection therewith.

         (b) BY A PLUS. A Plus agrees to indemnify, defend, save and hold harmless SurgiCount from and against all losses, suits and claims (i) that arise due to A Plus's breach of this Agreement or (ii) arising from A Plus's direct acts, errors or omissions in manufacturing the Product. Any indemnity obligation set forth herein shall not include A Plus' indemnity of SurgiCount for losses, suits or claims arising from any claim related to component parts used in the Product. In such event, and in addition to payment of all losses, suits and claims, A Plus, at its own cost and expense, shall pay all reasonable charges of attorneys and all other costs and other expenses arising therefrom or incurred by SurgiCount in connection therewith.

         (c) INDEMNIFICATION PROCEDURES. As promptly as practicable after any indemnitee referred to in Section 13(a) or 13(b) obtains knowledge of any action, suit, claim or demand as to which it will or may be entitled to indemnity under Section 13(a) or 13(b), such indemnitee shall give notice to the indemnifying party. The indemnifying party shall be entitled to assume control of the defense or settlement of such action, suit, claim or demand, provided, however, that (i) the indemnitee shall be entitled to participate in the defense of such matter and to employ counsel of its own choosing and at its own expense to assist in the handling of such matter, and (ii) the indemnifying party shall obtain the prior written approval of the indemnitee, which approval shall not be unreasonably withheld or delayed, before entering into any settlement of such


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matter or ceasing to defend against such matter.

SECTION 14.       CONFIDENTIAL INFORMATION.

         (a) In order to assist each of the parties hereto in performing their respective obligations set forth herein the parties will exchange financial and other information. The parties acknowledge that some of this information may consist of Confidential Information. As used in this Agreement, the term "Confidential Information" shall mean (i) proprietary information of any of the parties; (ii) information marked or designated by any of the parties as confidential; (iii) information, whether or not in written form and whether or not designated as confidential, which is known to a party as being treated by as confidential by the other party; and (iv) information provided to any party by third parties which a party is obligated to keep confidential. Confidential Information includes, but is not limited to, discoveries, ideas, designs, specifications, drawings, techniques, models, data, programs, documentation, manufacturing processes both automated and direct labor, know-how, customer lists, marketing plans, financial, and technical information.

         (b) SurgiCount hereby acknowledges that A Plus' Confidential Information is and shall continue to be the exclusive property of A Plus, whether or not disclosed or entrusted to SurgiCount pursuant to this Agreement.

         (c) SurgiCount acknowledges that any disclosure of A Plus' Confidential Information to any third party will cause irreparable harm to A Plus. SurgiCount agrees not to disclose any Confidential Information of A Plus, directly or indirectly, under any circumstances or by any means, to any third person without the express written consent of A Plus. SurgiCount further agrees that it will not copy, transmit, reproduce, summarize, quote, or make any commercial or other use whatsoever of any Confidential Information of A Plus without the express written consent of A Plus. SurgiCount agrees to exercise the highest degree of care in safeguarding the Confidential Information of A Plus against loss, theft, or other inadvertent disclosure, and agrees generally to take all steps necessary to ensure the maintenance of confidentiality. Confidential Information may be disclosed or revealed to employees or agents of SurgiCount where such employees or agents are required to keep confidential the Confidential Information under similar obligations or confidentiality.

SECTION 15. ADDITIONAL SURGICOUNT OBLIGATIONS. SurgiCount shall provide appropriate scanners, software and other hardware to A Plus to proceed with the manufacturing process, together with all data matrix and master tags.
Additionally, SurgiCount shall on each anniversary date of this agreement provide a validation report to A Plus and assist in the validation process.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 26th day of January, 2007.

                         [SIGNATURES ON FOLLOWING PAGE]


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"A PLUS"                          A Plus International, Inc. a California
                                  corporation



                              By:
                                  -------------------------------------------
                                  David Lee, its Executive Vice President



 "SURGICOUNT"                     SurgiCount Medical, Inc. a California
                                  corporation



                              By:
                                  -------------------------------------------
                                  William  Horne,  its  Director  and  CEO of
                                  Patient Safety Technologies, Inc., its sole
                                  shareholder




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                                  EXHIBIT A TO

                     EXCLUSIVE LICENSE AND SUPPLY AGREEMENT
                                  BY AND AMONG
              SURGICOUNT MEDICAL, INC. A CALIFORNIA CORPORATION AND
               A PLUS INTERNATIONAL, INC. A CALIFORNIA CORPORATION

                                      DATED
                                JANUARY 26, 2007



         After the third (3rd) anniversary of this Agreement, the price for Product shall be subject to adjustment from time to time based upon the occurrence of any of the following:

         a. CHANGE IN COST OF COTTON. The current price for cotton per the CotLook 'A' Index (C/F Far East) ("CotLook Index") is 58.90 cents USD per pound. If the price of cotton as published in the CotLook Index changes to $0.70 USD per pound or more and sustains that change for 90 days, the price of the Product shall be adjusted by the corresponding change in the cost of cotton used in the Product. If the price of cotton published in the CotLook Index changes to $0.50 USD per pound or less and sustains that change for 90 days, the price of the Product shall be adjusted by the corresponding change in the cost of cotton used in the Product. Such adjustment shall be based upon the 90 day average price set forth in the CotLook Index for the 90 days immediately prior to the Notice of Adjustment.

         b. CHANGE IN EXCHANGE RATE. The current exchange rate for the Industrial & Commercial Bank of China RMB Spot Rate to the US dollar is 777.35RMB to 100USD. The price of the Product shall be adjusted each January 2nd and July 1st during the term of this agreement and any extension thereof, by the corresponding change in the exchange rate for RMB to USD.

         c. CHANGE IN PRICE OF DATA MATRIX TAGS. Until the data matrix tag becomes a vendor supplied component from SurgiCount directly, any change in the cost of the data matrix tag from Technographics will be reflected in the final cost of the sponge from A Plus.

         d. NOTICE OF ADJUSTMENTS. Whenever the price shall be adjusted pursuant to the provisions set forth above, the party calling for the adjustment shall within thirty (30) days of such adjustment deliver a Notice of Adjustment setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the new price of the Product after giving effect to such adjustment, the method by which such adjustment was calculated and the effective date of the adjustment.